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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                           MASTER REPURCHASE AGREEMENT

                                                   DATED AS OF FEBRUARY 12, 2003

Among:

BEAR STEARNS COMMERCIAL MORTGAGE, INC.,

BEAR, STEARNS FUNDING, INC.

and

DSHI BEEBE, INC.

1.      APPLICABILITY

From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Eligible Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Eligible Loans at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, as the same shall be amended from time to time.

2.      DEFINITIONS

                "1934 Act" shall have the meaning specified in Section 29(a) of this Agreement.

                "Accelerated Repurchase Date" shall have the meaning set forth in Section 15 of this Agreement.

                "Act of Insolvency" shall mean with respect to either Buyer or Seller, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party's inability to pay such party's debts as they become due.

                "Additional Assets" shall have the meaning set forth in Section 4(a) of this Agreement.

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                "Affiliate" shall mean, when used with respect to any specified
        Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. Control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative thereto.

                "Agreement" shall mean this Master Repurchase Agreement dated as of February 12, 2003, by and between Buyer and Seller.

                "Asset Information" shall mean, with respect to each Purchased Loan, the information set forth in Exhibit VII attached hereto.

                "Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related property is located to reflect the assignment and pledge of the Mortgage.

                "B Notes" shall mean subordinate interests in Whole Loans.

                "BSCMI" shall mean Bear Stearns Commercial Mortgage, Inc., or any successor.

                "BSFI" shall mean Bear, Stearns Funding, Inc., or any successor.

                "Business Day" shall mean a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or banks in the State of New York or Florida are authorized or obligated by law or executive order to be closed.

                "Buyer" shall mean BSCMI, in the case of Eligible Loans originated by BSCMI or an Affiliate of BSCMI, and BSFI, in the case of all other Eligible Loans, if any.

                "Buyer's Margin Ratio" shall mean with respect to any Transaction as of any date, a percentage agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Purchase Price of the Purchased Loans on the Purchase Date by the Market Value on such Purchase Date for such Transaction.

                "Change of Control" shall mean Seller ceases to be an indirect wholly-owned subsidiary of the Parent Company.

                "Collateral" shall have the meaning set forth in Section 6 of this Agreement.

                "Collection Account" shall mean a segregated interest bearing demand deposit account established and maintained at the Depository, in the name of and in trust for the benefit of Buyer pursuant to the terms of the Depository Agreement.

                "Collection Period" shall mean with respect to the Remittance Date in any month, the period beginning on but excluding the Cut-off Date in the month preceding the month

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        in which such Remittance Date occurs and continuing to and including the
        Cut-off Date immediately preceding such Remittance Date.

                "Confirmation" shall have the meaning specified in Section 3(b) of this Agreement.

                "Custodial Agreement" shall mean the Custodial Agreement, dated as of February 12, 2003, by and among the Custodian, Seller and Buyer, as amended, modified and in effect from time to time.

                "Custodial Delivery" shall mean the form executed by Seller in order to deliver the Purchased Loan Schedule and the Purchased Loan File to Buyer or its designee (including the Custodian) pursuant to Section 7, a form of which is attached hereto as Exhibit IV.

                "Custodian" shall mean Wachovia Bank, National Association, or any successor Custodian appointed by Buyer with the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed).

                "Cut-off Date" shall mean the second Business Day preceding each Remittance Date.

                "Default" shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

                "Depository" shall mean Wachovia Bank, National Association, or any successor Depository appointed by Buyer.

                "Depository Agreement" shall mean the Demand Deposit Account Agreement dated February 12, 2003 among the Depository, Buyer and Seller and their respective successors and assigns.

                "Diligence Materials" shall mean the Preliminary Due Diligence Package together with the Supplemental Due Diligence List.

                "Draft Appraisal" shall mean a short form appraisal, "letter opinion of value," or any other form of draft appraisal acceptable to Buyer.

                "Early Repurchase Date" shall have the meaning specified in
        Section 3(e) of this Agreement.

                "Eligible Loans" shall mean any of the following types of loans, which loans do not provide for restrictions on transfer to or from Buyer and otherwise were originated by Buyer or an Affiliate of Buyer and are acceptable to Buyer in the exercise of its commercially reasonable business judgment, are secured directly or indirectly by a property that is a multifamily, retail, office, warehouse, industrial, or hospitality property (or any other property type acceptable to Buyer), which property is located in the United States of America, its territories or possessions, meet all of the other requirements of this

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        Master Repurchase Agreement, and which would not, if the same became
        Purchased Loans, cause the aggregate Purchase Price of all Eligible Loans to exceed the Maximum Aggregate Purchase Price:

                        (i) Whole Loans that are performing (i.e., current and not in default (monetary or non-monetary) commercial mortgage loans secured by first liens on multifamily and commercial real property with respect to which the ratio of loan to value as determined by Buyer, in the exercise of its commercially reasonable judgment, for the real property securing directly such loan (including for purposes of this calculation, such loan and any loan junior to or pari passu with such loan and secured, directly or indirectly, by the related property) does not exceed the percentage stated in the Confirmation;

                        (ii) B Notes that are performing (i.e., current or not in default (monetary and non-monetary) commercial mortgage loans secured by first liens on multifamily and commercial real property with respect to which the ratio of loan to value as determined by Buyer, in the exercise of its commercially reasonable judgment, for the real property securing directly such loan (including for purposes of this calculation, such loan and any loan senior to or pari passu with such loan and secured, directly or indirectly, by the related property) does not exceed the percentage stated in the Confirmation;

                        (iii) Mezzanine Loans that are performing (i.e., current and not in default (monetary or non-monetary) with respect to which the ratio of total loan to value as determined by Buyer, in the exercise of its commercially reasonable judgment, for the real property securing indirectly such loan (including for purposes of this calculation, such loan and any loan senior to or pari passu with such loan and secured, directly or indirectly, by the related property) does not exceed the percentage stated in the Confirmation; and

                        (iv) any other Whole Loan, B Note or Mezzanine Loan which does not conform to the criteria set forth in clauses
                (i)-(iii) above and Buyer elects in its sole discretion to purchase, in which case the criteria for the ratio of total loan to value and the underwritten debt service coverage ratio, and any modifications to the Maximum Aggregate Purchase Price with respect to such loan, shall be set forth in the related Confirmation for the Transaction under which such loan or interest is purchased by Buyer.

                An Eligible Loan concurrently or prior to becoming a Purchased Loan must have the related loan document files segregated and held by an independent third party custodian. Non-performing loans, loans secured by undeveloped land or coop shares and construction loans are not eligible for inclusion as Eligible Loans.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of

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        the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(l1) of ERISA and Section 412(c)(ll) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

                "Event of Default" shall have the meaning set forth in Section 14 of this Agreement.

                "Exit Fee" shall have the meaning specified in Section 3(e) of this Agreement.

                "Filings" shall have the meaning specified in Section 6 of this Agreement.

                "GAAP" shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

                "Governmental Authority" shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "Hedging Transactions" shall mean, with respect to any or all of the Purchased Loans, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller, with Buyer or its Affiliates as counterparties or one or more other counterparties acceptable to Buyer.

                "Income" shall mean, with respect to any Eligible Loan at any time, any principal thereof and all interest, dividends or other distributions thereon or proceeds thereof.

                "Indemnified Amounts" and "Indemnified Parties" shall have the meaning specified in Section 20 of this Agreement.

                "Independent Director" means an independent director reasonably satisfactory to Buyer who shall not have been at the time of such individual's initial appointment as Independent Director, and may not have been at any time during the five years preceding such initial appointment or at any time while serving as Independent Director, (i) a stockholder, officer, director (with the exception of serving as the Independent Director of Seller), partner, employee, member, attorney or counsel of Seller or any Affiliate, (ii) a creditor, customer, supplier or other person who derives any of its purchases or revenues from its activities with, Seller or any of its Affiliates, (iii) a Person controlling or under common control with any Person that would be excluded from serving as an Independent

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        Director under (i) or (ii) above, or (iv) a member of the immediate family of an individual excluded from servicing as an Independent Director under (i), (ii) or (iii), above; provided, however, (v) an individual who satisfies the foregoing definition other than under (i),
        (ii) and (iii) above, shall not be disqualified from serving as an Independent Director of Seller if such individual is an independent director provided by an Industry Company, and (vi) an individual who otherwise satisfies the foregoing definition except for being a past, existing or future director of an Affiliate of Seller, or who shall otherwise be employed by an Industry Company that is providing, has provided or shall provide a director of an Affiliate of Seller, shall be qualified to serve as an Independent Director of Seller for so long as such individual is an independent director provided by an Industry Company and is not at the time of initial appointment, or at any time while serving as such Independent Director, an Independent Director of an Affiliate whose organizational documents contain restrictions on its activities substantially similar to those set forth in the Certificate of Incorporation of Seller that holds a direct or indirect equity interest in Seller.

                "Industry Company" shall mean a nationally recognized company that provides professional independent directors and other corporate services in the ordinary course of its business.

                "Intercreditor Agreement" shall mean the agreement between Seller and the holder of the senior co-lender interest (such as a "B" noteholder's interest in an "A/B" loan structure) in a commercial mortgage loan secured by a first lien on multifamily and/or commercial real property.

                "LIBOR" shall mean the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) calculated on each Pricing Rate Determination Date for the next Pricing Rate Period as equal to the rate for U.S. dollar deposits for a one month period which appears on Telerate Page 3750 as of 11:00 am, London time, on such Pricing Rate Determination Date; provided, however, that if such rate does not appear on Telerate Page 3750, "LIBOR" determined on each Pricing Rate Determination Date for the next Pricing Rate Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits are offered in immediately available funds in the London Interbank Market to the London office of National Westminster Bank, Plc (or its successors) by leading banks in the Eurodollar market at 11:00 a.m., London time, on the Pricing Rate Determination Date. "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association interest settlement rates for U.S. Dollar deposits). LIBOR determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one (1) hour of the time when such rate is first displayed by such Service.

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                "LIBOR Transaction" shall mean, with respect to any Pricing Rate
        Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to LIBOR.

                "Margin Call" shall have the meaning set forth in Section 4(a) of this Agreement.

                "Margin Deficit" shall have the meaning set forth in Section 4(a) of this Agreement.

                "Market Value" shall mean, with respect to any Purchased Loans, as of any relevant date, the market value for such Purchased Loans on such date, as determined by Buyer in the exercise of its commercially reasonable judgment and may be determined on each Business Day during the term of this Agreement, or less frequently from time to time if Buyer elects in its sole discretion. Any provision hereof to the contrary notwithstanding, a Market Value of zero shall be assigned to
        (i) any Purchased Loan that has been delinquent for at least sixty (60) days, (ii) any Purchased Loan with respect to which there is a breach of a representation or warranty made by Seller in this Agreement or the Custodial Agreement that materially adversely affects Buyer's interests hereunder, (iii) any documents evidencing any Purchased Loan released by the Custodian for more than 10 Business Days, or (iv) any Purchased Loan that has become a specially serviced loan as defined in the applicable servicing agreement.

                "Maximum Aggregate Purchase Price" shall mean $75,000,000 at any one time.

                "Mezzanine Loan" shall mean a loan secured by pledges of the entire equity ownership interests in entities that own directly or indirectly multifamily and commercial properties.

                "Mezzanine Note" shall mean a note or other evidence of Mezzanine Loan indebtedness.

                "Moody's" shall mean Moody's Investor Service, Inc.

                "Mortgage" shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first priority lien on or a first priority ownership interest in an estate in fee simple in real property and the improvements thereon, securing a Mortgage Note or similar evidence of indebtedness.

                "Mortgage Note" shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

                "Mortgaged Property" shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.

                "Mortgagor" shall mean the obligor on a Mortgage Note and the grantor of the related Mortgage.

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                "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and which is covered by Title IV of ERISA.

                "New Asset" shall mean an Eligible Loan that Seller proposes to be included as an Eligible Loan.

                "Original Purchase Date" shall mean the date a Purchased Loan was purchased by Seller or its Affiliates from Buyer or its Affiliates.

                "Parent Company" shall mean Delaware Securities Holdings, Inc.

                "Person" shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

                "Plan" shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

                "Preliminary Due Diligence Package" shall mean with respect to any New Asset, a summary memorandum outlining the proposed transaction, including potential transaction benefits and all material underwriting risks, all Underwriting Issues and all other characteristics of the proposed transaction that a reasonable buyer would consider material, together with due diligence information relating to the New Asset to be provided by Seller to Buyer pursuant to this Agreement, including, but not limited to:

                With respect to each Eligible Loan:

                (i)     the Asset Information;

                (ii)    description of the mortgaged property;

                (iii) description of the borrower and sponsor, including experience with other projects (real estate owned) and net worth and liquidity statements;

                (iv) description of the ownership structure of the borrower and the sponsor (including, without limitation, independent director(s)/member(s);

                (v) term sheet outlining the transaction generally, including description of existing or proposed senior debt;

                (vi)    debt service coverage and loan to value ratios;

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                (vii)   whether the Mortgagor is an Affiliate of Seller;

                (viii) any exceptions to the representations and warranties set forth in Exhibit VI to this Agreement;

                (ix) asset summary books which include, to the extent provided to Seller, the following:

                        (A) loan detail and asset description, including market information on competing properties, terrorism and other insurance coverage;

                        (B)     map, photo;

                        (C)     current rent roll;

                        (D) historical, current and pro forma cash flow and operating information;

                        (E)     appraisal, environmental, engineering summary;

                        (F) information relating to valuation, security or underwriting issues, special or unique loan features and structural issues;

                (x)     loan data disk;

                (xi) materials furnished to the Rating Agencies in connection with the issuance of the Eligible Loans, to the extent provided to Seller;

                (xii) remittance report for most recent period in Seller's possession;

                (xiii)  quarterly remittance reports in Seller's possession;

                (xiv) accounting reports delivered with respect to the Eligible Loan in Seller's possession;

                (xv) legal opinions delivered with respect to the Eligible Loan in Seller's possession; and

                (xvi)   closing binder in respect of the underlying Purchased
                        Loan.

                "Price Differential" shall mean, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Repurchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

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                "Pricing Rate" shall mean, for any Pricing Rate Period with respect to any Transaction, an annual rate as agreed to between Buyer and Seller or as otherwise set forth on the applicable Confirmation;

                "Pricing Rate Determination Date" shall mean (a) in the case of the first Pricing Rate Period with respect to any Transaction, the second (2nd) Business Day preceding the Purchase Date and (b) with respect to any subsequent Pricing Rate Period, the second (2nd) Business Day preceding the first day of the Pricing Rate Period.

                "Pricing Rate Period" shall mean, (a) in the case of the first Pricing Rate Period with respect to any Transaction, the period commencing on and including the Purchase Date for such Transaction and ending on and including the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on the calendar day following each Remittance Date and ending on and including the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date.

                "Principal Payment" shall mean, with respect to any Purchased Loans, any payment or prepayment of principal or any proceeds of redemption received by the Depository in respect thereof.

                "Purchase Agreement" shall mean the agreement pursuant to which Seller acquired the Purchased Loan.

                "Purchase Date" shall mean the date on which Eligible Loans are to become Purchased Loans.

                "Purchase Fee" shall have the meaning specified in Section 3(f) of this Agreement.

                "Purchase Price" shall mean, with respect to any Purchased Loans, the price at which such Purchased Loans are sold by Seller to Buyer on the applicable Purchase Date.

                "Purchased Loan File" shall mean the documents specified as the "Purchased Loan File" in Section 7(b), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.

                "Purchased Loan Documents" shall mean, with respect to a Purchased Loan, the documents comprising the Purchased Loan File for such Purchased Loan.

                "Purchased Loans" shall mean (i) with respect to any Transaction, the Eligible Loans sold by Seller to Buyer in such Transaction until such Eligible Loans are repurchased pursuant to this Agreement and (ii) with respect to the Transactions in general, all Eligible Loans sold by Seller to Buyer and any Additional Assets delivered by Seller to Buyer pursuant to Section 4(a) of this Agreement until such Eligible Loans are repurchased pursuant to this Agreement.

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                "Purchased Loan Schedule" shall mean a schedule of Purchased
        Loans attached to each Trust Receipt and Custodial Delivery containing information substantially similar to the Asset Information.

                "Rating Agencies" shall mean Moody's and Standard & Poor's.

                "REIT" shall have the meaning specified in Section 11(h) of this Agreement.

                "Remittance Date" shall mean the [ ( )] calendar day of each month, or the next succeeding Business Day, if such calendar day shall not be a Business Day.

                "Repurchase Date" shall mean the date on which Seller is to repurchase the Purchased Loans from Buyer, which shall be the date specified in the related Confirmation or determined by the application of the provisions hereof.

                "Repurchase Price" shall mean, with respect to any Purchased Loans as of any date, the price at which such Purchased Loans are to be transferred from Buyer to Seller upon termination of the related Transaction; such price will be determined in each case as the sum of the Purchase Price of such Purchased Loans and the Price Differential with respect to such Purchased Loans as of the date of such determination, minus all Income and cash actually received by Buyer in respect of such Transaction pursuant to Sections 4(a), 5(b), 5(c), 5(d) and 5(e) of this Agreement.

                "Requirement of Law" shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other governmental authority whether now or hereafter enacted or in effect.

                "Reset Date" shall mean, with respect to any Pricing Rate Period, the second Business Day preceding the first day of such Pricing Rate Period with respect to any Transaction.

                "SEC" shall have the meaning specified in Section 29(a) of this Agreement.

                "Seller" shall mean DSHI BEEBE, INC., a Delaware corporation.

                "Servicing Agreements" shall have the meaning specified in
        Section 22(b) of this Agreement.

                "Servicing Records" shall have the meaning specified in Section 22(b) of this Agreement.

                "SIPA" shall have the meaning specified in Section 29(a) of this Agreement.

                "Special-Purpose Entity" shall mean a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly and subject to this Agreement, the Purchased Loans, does not engage in any business unrelated to the Purchased Loans and the financing thereof, does not have any assets other than the Purchased Loans and the financing thereof, or any indebtedness other than as permitted

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        by this Agreement, has its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, holds itself out as being a Person, separate and apart from any other Person and provides in its formation and organizational documents for the inclusion of at least one Independent Director on terms and conditions approved by Buyer. If the foregoing entity is a limited partnership or limited liability company,
        (i) its partnership agreement or limited liability company agreement (as applicable) shall provide that the partnership or limited liability company shall dissolve upon the withdrawal or dissolution of the last remaining general partner or managing member, but the partnership or limited liability company will not be dissolved if the remaining partners or members, within ninety (90) days, by majority vote elect to continue the partnership or limited liability company and appoint a new general partner or new managing member, and (ii) the partnership agreement or limited liability company agreement (as applicable) must provide that the dissolution and winding up or bankruptcy or insolvency filing of such partnership or limited liability company shall require the unanimous consent of all partners or members (including the affirmative vote of the Independent Directors).

                "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                "Supplemental Due Diligence List" shall mean, with respect to any New Assets, information or deliveries concerning the New Assets that Buyer shall reasonably request in addition to the Preliminary Due Diligence Package.

                "Survey" shall mean a certified ALTA/ACSM (or applicable state standards for the state in which the Eligible Loans are located) survey of a Mortgaged Property prepared by a registered independent surveyor and in form and content satisfactory to Buyer and the company issuing the Title Policy for such Mortgaged Property.

                "Title Policy" shall mean an American Land Title Association (or an equivalent form thereof as adopted in the applicable jurisdiction) lender's title insurance policy.

                "Transaction Conditions Precedent" shall have the meaning specified in Section 3(b) of this Agreement.

                "Transaction Documents" shall mean, collectively, this Agreement, the Custodial Agreement and all Confirmations executed pursuant to this Agreement in connection with specific Transactions.

                "Trust Receipt" shall mean a trust receipt issued by Custodian to Buyer confirming the Custodian's possession of certain Purchased Loan Files which are the property of and held by Custodian for the benefit of Buyer (or any other holder of such trust receipt).

                "UCC" shall have the meaning specified in Section 6 of this Agreement.

                "Underwriting Issues" shall mean, with respect to any New Assets as to which Seller intends to request a Transaction, all material information that has come to Seller's

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

        attention that, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would be considered a materially "negative" factor (either separately or in the aggregate with other information), or a material defect in loan documentation or closing deliveries (such as any absence of any material Purchased Loan Document(s)), to a reasonable institutional mortgage Buyer in determining whether to originate or acquire the New Assets in question.

                "Whole Loan" shall mean a commercial mortgage loan or note secured by a first lien on multifamily or commercial real property.

3.      INITIATION; CONFIRMATION; TERMINATION; FEES

        (a) On or after the Initial Purchase Date and prior to the Repurchase Date and subject to the terms and conditions set forth in this Agreement (including, without limitation, the "Transaction Conditions Precedent" specified in Section 3(b) of this Agreement), an agreement to enter into a Transaction shall be made in writing at the initiation of Seller as provided below; provided, however, that the aggregate Repurchase Price (excluding the Price Differential with respect to the Purchased Loans as of the date of determination) for all Transactions shall not exceed the Maximum Aggregate Purchase Price. Seller shall give Buyer written notice of each proposed Transaction and Buyer shall inform Seller of its determination with respect to any assets proposed to be sold to Buyer by Seller solely in accordance with
Exhibit VIII attached hereto. Buyer shall have the right to review all Eligible Loans proposed to be sold to Buyer in any Transaction and to conduct its own due diligence investigation of such Eligible Loans as Buyer determines. Upon receipt of all Diligence Materials and other reasonably required documentation, Buyer shall complete its due diligence review and financial modeling with respect to the assets proposed to be sold to Buyer by Seller. Buyer shall be entitled to make a determination, in the exercise of its sole discretion, that it shall not purchase any or all of the assets proposed to be sold to Buyer by Seller and Buyer's failure to make such a determination shall constitute a refusal to purchase the Eligible Loan(s). On the Purchase Date for the Transaction which shall be not less than three (3) Business Days following the approval of an Eligible Loan by Buyer in accordance with Exhibit VIII hereto, the Purchased Loans shall be transferred to Buyer or its agent against the transfer of the Purchase Price in immediately available funds to an account designated by Seller. To the extent Buyer enters into a Transaction with Seller with respect to a Purchased Loan which is an Eligible Loan of the type described in clause
(iv) of the definition thereof (i.e., such Eligible Loan does not satisfy the characteristics described in clauses (i)-(iii) of the definition thereof), then such loan shall be deemed to be an Eligible Loan for all purposes of this Agreement.

        (b) Upon agreeing to enter into a Transaction hereunder, provided each of the Transaction Conditions Precedent (as hereinafter defined) shall have been satisfied (or waived by Buyer), Buyer shall promptly deliver to Seller a written confirmation substantially in the form of Exhibit I attached hereto of each Transaction (a "Confirmation"). In the absence of execution and delivery by Buyer of a Confirmation for a proposed Transaction, Buyer shall under no circumstance be deemed to have agreed to enter into such Transaction. Such Confirmation shall describe the Purchased Loan(s) which shall be the subject of the proposed Transaction, shall identify Buyer and Seller, and shall set forth
(i) the Purchase Date, (ii) the Purchase Price for such Purchased Loan(s), (iii) the Repurchase Date, (iv) the Pricing Rate applicable to the

Transaction and (v) any additional terms or conditions not inconsistent with this Agreement. With respect to any Transaction, the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on each Reset Date for the next succeeding Pricing Rate Period for such Transaction. Buyer or its agent shall determine in accordance with the terms of this Agreement the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period and notify Seller of such rate for such period on the Reset Date. For purposes of this Section 3(b), the "Transaction Conditions Precedent" shall be deemed to have been satisfied with respect to any proposed Transaction if:

                (1) no Default or Event of Default under this Agreement shall have occurred and be continuing as of the Purchase Date for such proposed Transaction;

                (2) the representations and warranties made by Seller in any of the Transaction Documents shall be true and correct in all material respects as of the Purchase Date for such Transaction;

                (3) Buyer shall have received the Diligence Materials and completed to Buyer's satisfaction its due diligence review and financial modeling with respect to the assets proposed to be sold to Buyer by Seller;

                (4) Buyer or the Custodian on behalf of Buyer shall have received the applicable Transaction Documents and other documents and opinions specified in Section 7 of this Agreement. The Custodian shall have delivered a Trust Receipt satisfactory to Buyer no later than 4:00 p.m. on the Purchase Date;

                (5) Buyer shall have determined, in accordance with the applicable provisions of Section 3(a) of this Agreement, that the assets proposed to be sold to Buyer by Seller in such Transaction are Eligible Loans;

                (6) none of the following shall have occurred and/or be continuing:

                        (i) an event or events shall have occurred resulting in the effective absence of a "repo market" or comparable "lending market" for financing mortgage securities or mortgage loans or an event or events shall have occurred resulting in Buyer not being able to finance any Transactions through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

                        (ii) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

                        (iii) there shall have occurred a material adverse change in the "repo market" or comparable "lending market" or in the financial condition of Buyer

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

                which effects (or can reasonably be expected to effect) materially and adversely the ability of Buyer to fund its obligations under this Agreement;

                (7) the purchase by Buyer from Seller of the Purchased Loans shall be completed prior to the Repurchase Date and the aggregate of the Purchase Prices for all Transaction shall not exceed the Maximum Aggregate Purchase Price; and

                (8) With respect to the initial Transaction and as otherwise required by Buyer in connection with any subsequent Transaction, Seller shall have delivered to Buyer a due authorization, execution and enforceability opinion of Seller's counsel, in such form reasonably acceptable to Buyer, including an opinion that Buyer has a perfected security interest in such collateral as is subject to such Transaction, prior to any other claim or interest, subject to reasonable and customary exceptions, qualifications and assumptions.

Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Transaction hereunder be consummated until such time as Buyer has received all of the following, each in form and substance reasonably satisfactory to Buyer: (i) the fully executed Custodial Agreement and related Trust Receipt; (ii) a Depository Agreement with respect to the Collection Account executed by the Depository; (iii) such legal opinions as Buyer may reasonably require; and (iv) Seller's organizational documents to the extent not delivered as of the date hereof.

        (c) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by Seller no more than two (2) Business Days after the date such Confirmation is received by Seller. An objection sent by Seller with respect to any Confirmation must state specifically that the writing is an objection, must specify the provision(s) of such Confirmation being objected to by Seller, must set forth such provision(s) in the manner that Seller believes such provisions should be stated, and must be received by Buyer no more than two
(2) Business Days after such Confirmation is received by Seller. Seller shall execute a written acceptance accepting each Confirmation not objected to by Seller within the aforementioned two (2) Business Day period and prior to the Purchase Date.

        (d) Each Transaction entered into between Buyer and Seller shall remain outstanding from the initial Purchase Date until February 12, 2006.

        (e) Seller shall be entitled to terminate a Transaction and repurchase any or all of the Purchased Loans from Buyer on three (3) Business Days' notice on any Business Day prior to the Repurchase Date (an "Early Repurchase Date").

                If Seller terminates any Transaction pursuant to the preceding sentence, then Seller shall pay to Buyer a termination fee (the "Exit Fee") on the Early Repurchase Date. The Exit Fee shall be calculated as the sum of (a) the product of (i) the Repurchase Price multiplied by (ii) 0.25% (25 basis points) plus (b) any costs, losses, damages or fees incurred in connection with any hedge or financing entered into or unwound by Buyer as a result of such termination. Additionally:

                (i) No Exit Fee will be payable for the early repurchase of Purchased Loans resulting from (a) the sale of the underlying assets to Buyer, or any of its Affiliates, (b) the sale of the underlying assets to Buyer, or any of its Affiliates under a master repurchase agreement, or (c) the sale of the underlying assets to a securitization vehicle for which Buyer, or any of its Affiliates are acting in a lead manager role.

                (ii)    For the period from the Purchase Date through thirty
(30) months following the Purchase Date, should Purchased Loans amortize or pay down, including prepayments in whole or in part, no Exit Fee will be payable in connection with such pay-downs.

                (iii) No Exit Fee will be payable in the event of any Margin Call given by Buyer under Section 4(a) of this Agreement.

                (iv) All other transactions which result in the reduction of the Repurchase Price, or any other sales of Purchased Loans prior to the Repurchase Date will be subject to payment of the Exit Fee.

Such notice shall set forth the Early Repurchase Date and shall identify with particularity the Purchased Loans to be repurchased on such Early Repurchase Date.

                On the Repurchase Date or any Early Repurchase Date, termination of the Transactions will be effected by transfer by Buyer to Seller or its agent of the Purchased Loan(s) and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 of this Agreement) against the simultaneous transfer in immediately available funds of the Repurchase Price to an account designated by Buyer. The transfer (and/or release of security interest) on the Repurchase Date and/or Early Repurchase Date by Buyer to Seller of the Purchased Loans shall be free and clear of all liens, encumbrances, security interests and claims created by Buyer in and to the interest of Buyer or its Affiliates. Buyer agrees upon receipt of the Repurchase Price to execute and deliver to Seller from time to time upon Seller's request, all reassignments and other documentation deemed reasonably appropriate by Seller to give effect to the foregoing transfers (and/or release of security interest) of Purchased Loans including, without limitation Form UCC-3 Termination Statements.

        (f) In connection with each Transaction, Seller shall pay Buyer an upfront amount on the Purchase Date equal to the product of (i) the Purchase Price and (ii) the following amount: (A) if the Repurchase Date is more than six months from the Purchase Date but on or prior to the date that is one year from the Purchase date, 0.125%, (B) if the Repurchase Date is more than one year from the Purchase Date but on or prior to the date that is two years from the Purchase date, 0.25%, if the Repurchase Date is more than two years from the Purchase Date but on or prior to the date that is three years from the Purchase date, 0.375% (the "Purchase Fee").

        (g) Upon demand by Buyer, Seller shall indemnify Buyer and hold Buyer harmless from any net loss or expense (not to include any lost profit or opportunity) (including, without limitation, reasonable attorneys' fees and disbursements) which Buyer may sustain or incur as a consequence of (i) default by Seller in terminating any Transaction after Seller has given a notice in accordance with Section 3(e) of a termination of a Transaction, (ii) any payment of the

Repurchase Price on any day other than a Remittance Date (including, without limitation, any such loss or expense arising from the reemployment of funds obtained by Buyer to maintain Transactions hereunder or from fees payable to terminate the transactions from which such funds were obtained) or (iii) default by Seller in selling Eligible Loans after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Loans in accordance with the provisions of this Agreement. A certificate as to such costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Seller and shall be conclusive and binding on Seller in the absence of manifest error.

        (h) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof:

                        (i) shall subject Buyer to any tax of any kind whatsoever with respect to the Transaction Documents, any Purchased Loans or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for changes in the rate of tax on Buyer's overall net income);

                        (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBOR hereunder; or

                        (iii)   shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering into, continuing or maintaining Transactions or to reduce any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall promptly pay Buyer, upon its demand, any additional amounts necessary to compensate Buyer for such increased cost or reduced amount receivable. If Buyer becomes entitled to claim any additional amounts pursuant to this Section 3(h), it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be conclusive and binding upon Seller in the absence of manifest error. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Loans.

        (i) If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on Buyer's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer's or such corporation's policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, after submission by Buyer to Seller of a written request therefor, Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction. A certificate as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be conclusive and binding upon Seller in the absence of manifest error. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Loans.

        (i) Any provision hereof to the contrary notwithstanding, Transactions entered into hereunder shall be at the sole discretion of Buyer. Buyer is not required to enter into any Transaction and Buyer may, in its sole discretion, reject for inclusion in any Transaction any Eligible Loans offered for sale hereunder by Seller.

4.      MARGIN MAINTENANCE

        (a) If at any time the product of the aggregate Market Value of all the Purchased Loans and the Buyer's Margin Ratio shall be less than the aggregate outstanding Repurchase Price for such Purchased Loans (a "Margin Deficit"), then Buyer may by notice to Seller (a "Margin Call") require Seller within one (1) Business Day to transfer to Buyer (i) cash or (ii) additional assets acceptable to Buyer in its sole and absolute discretion (such cash or additional assets paid by Seller to Buyer are herein referred to as "Additional Assets"), so that the sum of (a) cash plus (b) the product of (i) the aggregate Market Value of the Purchased Loans and such Additional Assets (other than cash) and (ii) the Buyer's Margin Ratio shall at least equal the aggregate outstanding Repurchase Price. Seller's failure to cure any Margin Deficit as required by the preceding sentence prior to expiration of the one (1) Business Day shall constitute an Event of Default under the Transaction Documents and shall entitle Buyer to exercise its remedies under Section 15 of this Agreement (including, without limitation, the liquidation remedy provided for in Section 15(iv) of this Agreement).

        (b) If any Margin Call is given by Buyer under Section 4(a) of this Agreement, Seller shall transfer Additional Assets as provided in Section 4(a) by no later than one (1) Business Day after the giving of such notice. Notice required pursuant to Section 4(a) of this Agreement may be given by any means, including by telephone, telecopier or telegraphic transmission. The failure of Buyer on any one or more occasions, to exercise its rights under Section 4(a) of this Agreement shall not constitute a waiver of such default or change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer or Seller to do so at a later date. Buyer and Seller agree that any failure or delay by Buyer to exercise its rights under Section 4(a) of this Agreement shall not limit such party's rights under this Agreement or otherwise existing by law or in any way create additional rights for such party.

        (c) Any cash transferred to Buyer pursuant to Section 4(a) of this Agreement shall be held by Buyer as though it were Additional Assets and, unless Buyer shall otherwise consent, any such cash shall not reduce the Repurchase Price.

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

5.      INCOME PAYMENTS AND PRINCIPAL PAYMENTS

        (a) The Collection Account shall be established at the Depository concurrently with the execution and delivery of this Agreement by Seller and Buyer. Buyer shall have sole dominion and control over the Collection Account. All Income in respect of the Purchased Loans, as well as any payments in respect of associated Hedging Transactions, shall be deposited directly into the Collection Account by the related servicer and shall be remitted by the Depository in accordance with the Depository Agreement and the applicable provisions of Sections 5(b), 5(c), 5(d), 5(e), 5(f) and 15 of this Agreement. Buyer and Seller shall direct the servicer in writing to remit all payments to Depository until such time as Buyer directs the servicer otherwise.

        (b) So long as no Event of Default shall have occurred and be continuing, and no Margin Deficit exists with respect to the Purchased Loans, all Income received by the Depository in respect of the Purchased Loans and the associated Hedging Transactions during each Collection Period shall be applied by the Depository on the related Remittance Date as follows:

                        (i) first, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding as of such Remittance Date;

                        (ii) second, to remit to Buyer an amount equal to any premium or accrued interest included in the Purchase Price for the Purchased Loans;

                        (iii) third, with respect to each Purchased Loan, to remit to Buyer an amount equal to the product of the Buyer's Margin Ratio in respect of such Purchased Loan and the remaining Income in respect of such Purchased Loan; and

                        (iv) fourth, to remit to Seller the remainder, if any.

        (c) If a Margin Deficit exists with respect to the Purchased Loans, then until Seller cures such Margin Deficit and so long as no Event of Default shall have occurred and be continuing, all Income received by the Depository in respect of the Purchased Loans and the associated Hedging Transactions shall be applied by the Depository on the Business Day next following the Business Day on which such funds are deposited in the Collection Account as follows:

                        (i) first, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of all of the Purchased Loans as of such Business Day;

                        (ii) second, to transfer cash to Buyer, so that the cash plus the product of the aggregate Market Value of the Purchased Loans (including any Additional Assets) and the Buyer's Margin Ratio will at least equal the aggregate outstanding Repurchase Price;

                        (iii) third, with respect to each Purchased Loan, to remit to Buyer an amount equal to the product of the Buyer's Margin Ratio in respect of such

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

                Purchased Loan and the remaining Income in respect of such Purchased Loan; and

                        (iii) fourth, to remit to Seller the remainder, if any.

        (d) If an Event of Default shall have occurred and be continuing, all Income (including all Principal Payments) received by the Depository in respect of the Purchased Loans and the associated Hedging Transactions shall be applied by the Depository on the Business Day next following the Business Day on which such funds are deposited in the Collection Account as follows:

                        (i) first, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of all of the Purchased Loans as of such Business Day;

                        (ii) second, to make a payment to Buyer on account of the Repurchase Price of the Purchased Loans until the Repurchase Price for all of the Purchased Loans has been reduced to zero; and

                        (iii) third, to remit to Buyer an amount equal to any costs or expenses due and owing by Seller as of such Business Day; and

                        (iv) fourth, to remit to Seller the remainder, subject to (f) below.

        (e) Any provisions contained herein notwithstanding, any principal prepayments received by the Depository in respect of the Purchased Loans shall be remitted to Buyer and held by Buyer as though such principal prepayments were Additional Assets. Unless Buyer shall otherwise consent, any such principal prepayments shall not be used to reduce the Repurchase Price until the next succeeding Reset Date, when such prepayment shall be applied to reduce the Repurchase Price.

        (f) Buyer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply (i) any and all amounts held by Buyer and (ii) the outstanding amount permitted under Section 13(s) of this Agreement from time to time due to Seller from an Affiliate, against any or all of the obligations of Seller now or hereafter existing under this Agreement irrespective of whether or not Buyer shall have made any demand under this Agreement (and without prior notice to Seller) and although such obligations may be unmatured, whereupon such obligations owing by Buyer to Seller shall, to the extent (and only to the extent) of such set off actually made by Buyer, be discharged. The rights of Buyer under this Section are in addition to other rights and remedies (including other rights of setoff) which Buyer may have.

6.      SECURITY INTEREST

        Buyer and Seller intend that all Transactions hereunder be sales to Buyer of the Purchased Loans and not loans from Buyer to Seller secured by the Purchased Loans. However, in the event any such Transaction is deemed to be a loan, Seller hereby pledges all of its right, title, and interest in, to and under and grants a first priority lien on, and security interest in, all of

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

the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the "Collateral") to Buyer to secure the payment and performance of all amounts or obligations owing to Buyer pursuant to this Agreement and the related documents described herein:

        (a) the Purchased Loans, Servicing Agreements, Servicing Records, insurance relating to the Purchased Loans, and all "deposit accounts" (as defined in the UCC, including, without limitation, collection and escrow accounts) relating to the Purchased Loans;

        (b) the Collection Account and all monies from time to time on deposit in the Collection Account;

        (c) all "general intangibles" (including "payment intangibles"), "accounts," "chattel paper," "documents" and "instruments" as defined in the UCC relating to or constituting any and all of the foregoing;

        (d) all "supporting obligations" and "letter of credit rights" as defined in the UCC relating to or constituting any and all of the foregoing; and

        (e) all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, tort claims, insurance claims and other rights to payments, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

Buyer's security interest in the Collateral shall terminate only upon termination of Seller's obligations under this Agreement and the documents delivered in connection herewith and therewith. For purposes of the grant of the security interest pursuant to this Section 6 of this Agreement, this Agreement shall be deemed to constitute a security agreement under the Uniform Commercial Code as in effect in any applicable jurisdiction (the "UCC"). Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of any applicable jurisdiction, including the State of New York. In furtherance of the foregoing, (a) Seller, at its sole cost and expense, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC-1 financing statements and continuation statements (collectively, the "Filings"), and shall forward copies of such Filings to Buyer upon completion thereof, and (b) Seller shall from time to time take such further actions as may be reasonably requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder).

7.      PAYMENT, TRANSFER AND CUSTODY

        (a) On the Purchase Date for each Transaction, ownership of the Purchased Loans shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price in immediately available funds to an account of Seller specified in the Confirmation relating to such Transaction. Buyer shall have the right to request Seller to provide an officer's certificate of Seller with respect to any copy of a document required to be delivered certifying that such represents a true and correct copy of the original.

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

        (b) On or before each Purchase Date, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery in the form attached hereto as Exhibit IV. In connection with each sale, transfer, conveyance and assignment of a Purchased Loan, on or prior to each Purchase Date with respect to such Purchased Loan, Seller shall deliver or cause to be delivered and released to the Custodian the following original documents (collectively, the "Purchased Loan File"), pertaining to each of the Purchased Loans identified in the Custodial Delivery delivered therewith:

        With respect to each Purchased Loan which is a Whole Loan or with respect to a B Note a certified copy of the documents in (ii) through and including (xxiii) below to the extent available to Seller:

                        (i) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of ______ without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized Person (in the event that the Purchased Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Purchased Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: "[Last Endorsee], formerly known as [previous name]") or a lost note affidavit in substantially the form of Exhibit F to the Custodial Agreement, with a copy of the applicable Mortgage Note attached thereto.

                        (ii) A copy of any guarantee executed in connection with the Mortgage Note (if any) thereof together with an officer's certificate of Seller certifying that such represents a true and correct copy of the original.

                        (iii) A copy of the Mortgage with evidence of recording thereon, or a copy thereof together with an officer's certificate of Seller certifying that such represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                        (iv) Copies of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, or copies thereof together with an officer's certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                        (v) The original Assignment of Mortgage to Buyer or its designee, or in blank, as Buyer requires, for each Purchased Loan secured by a Mortgage, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that such Purchased Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that such Purchased Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[Last Endorsee], formerly known as [previous name]").

                        (vi) Copies of all intervening assignments of mortgage with evidence of recording thereon, or copies thereof together with an officer's certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                        (vii) Copies of any attorney's opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable marked commitment to issue the same together with an officer's certificate of Seller certifying that such represent true and correct copies of the originals.

                        (viii) A copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Purchased Loan.

                        (ix) A copy of any assignment of leases and rents, if any, with evidence of recording thereon, or a copy thereof together with an officer's certificate of Seller, certifying that such copy represents a true and correct copy of the original that has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                        (x) Copies of all intervening assignments of assignment of leases and rents, if any, or copies thereof, with evidence of recording thereon.

                        (xi) A copy of the UCC-1 financing statements created on and after the Original Purchase Date, certified as true and correct by Seller, and all necessary UCC-3 continuation statements created on and after the Original Purchase Date with evidence of filing thereon or copies thereof certified by Seller to have been sent for filing, and UCC-3 assignments from Seller to Buyer or its designee, which UCC-3 assignments shall be in form and substance acceptable for filing.

                        (xii) A copy of any environmental indemnity agreement (if any).

                        (xiii) A copy of any omnibus assignment in blank (if any).

                        (xiv) A copy of the disbursement letter from the Mortgagor to the original mortgagee (if any).

                        (xv) A copy of the Mortgagor's certificate or title affidavit (if any).

                        (xvi) A Survey (if any) as accepted by the title company for issuance of the Title Policy and a copy of the Title Policy.

                        (xvii) A copy of the Mortgagor's opinion of counsel (if any).

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

                        (xviii) A copy of any assignment of permits, contracts
                and agreements (if any).

                        (xix) A copy of any assignment of any interest rate cap agreement or other interest rate protection agreement entered into by the Mortgagor or its affiliates, with the counterparty's written consent to such assignment and agreement not to amend or modify the underlying cap or other interest rate protection agreement and to make all payments thereunder to Buyer as assignee.

                        (xx)    A copy of the fully executed Intercreditor
                Agreement.

                        (xxi)   A copy of any estoppel letter from the
                Mortgagor.

                        (xxii)  A copy of any executed servicing agreement.

                        (xxiii) A copy of the Purchase Agreement.

                        (xxiv)  A copy of any loan agreement.

                With respect to each Purchased Loan which is a Mezzanine Loan:

                        (i) The original Mezzanine Note signed in connection with the Purchased Loan bearing all intervening endorsements, endorsed "Pay to the order of _______ without recourse" and signed in the name of the Last Endorsee by an authorized Person (in the event that the Mezzanine Note was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Purchased Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form:
                "[Last Endorsee], formerly known as [previous name]") or a lost note affiliate in substantially the form of Exhibit F to the Custodial Agreement, with a copy of the applicable Mortgage Note attached thereto.

                        (ii) The original of the loan agreement and the guarantee, if any, executed in connection with the Purchased Loan.

                        (iii) The original intercreditor or loan coordination agreement, if any, executed in connection with the Purchased Loan.

                        (iv) The original security agreement executed in connection with the Purchased Loan.

                        (v) Copies of all documents relating to the formation and organization of the borrower of such Purchased Loan, together with all consents and resolutions delivered in connection with such borrower's obtaining the Purchased Loan.

                        (vi) All other documents and instruments evidencing, guaranteeing, insuring or otherwise constituting or modifying or otherwise affecting such

                Purchased Loan, or otherwise executed or delivered in connection with, or otherwise relating to, such Purchased Loan, including all documents establishing or implementing any lockbox pursuant to which Seller is entitled to receive any payments from cash flow of the underlying real property.

                        (vii) The assignment of Purchased Loan sufficient to transfer to Buyer all of Seller's rights, title and interest in and to the Purchased Loan.

                        (viii) A copy of the borrower's opinion of counsel (if any).

                        (ix) A copy of the UCC-1 financing statements created on and after the Original Purchase Date, certified as true and correct by Seller, and all necessary UCC-3 continuation statements with evidence of filing thereon or copies thereof certified by Seller to have been sent for filing, and UCC-3 assignments from Seller to Buyer or its designee, which UCC-3 assignments shall be in form and substance acceptable for filing.

                        (x) The pledge agreement and original certificates representing the pledged equity interests (if any).

                        (xi) Stock powers relating to each pledged equity interest, executed in blank, if an original stock certificate is provided.

                        (xii) Assignment of any management agreements, agreements among equity interest holders or other material contracts.

                        (xiii) If no original stock certificate is provided, evidence satisfactory to Buyer that the pledged ownership interests have been transferred to, or otherwise made subject to a first priority security interest in favor of, Seller.

                        (xiv) Copies of all loan documents and related closing documents pertaining to the closing of the senior indebtedness incurred or owed by the owner of the real property with respect to which the borrower of the Mezzanine Loan has pledged its ownership interests, whether directly or indirectly through intermediate entities, including without limitation the organizational documents of such owner.

                        (xv) An assignment of any interest rate cap agreement or other interest rate protection agreement entered into by the borrower under the Purchased Loan or its affiliates with respect to the Purchased Loan, with the counterparty's written consent to such assignment and agreement not to amend or modify the underlying cap or other interest rate protection agreement and to make all payments thereunder to Buyer as assignee.

                        (xvi) the original servicing agreement, if any, executed in connection with the Purchased Loan.

                        (xvii)  A copy of the Purchase Agreement.

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

                        (xviii) A copy of the borrower's fee title insurance
                policy in respect of the mezzanine loan and a certified copy of the related Survey.

        With respect to each Purchased Loan which is of the type described in clause (iv) of the definition of Eligible Loan, any of the documentation referred to above in this Section 7(b) of this Agreement which is reasonably determined by Buyer to be necessary to effectuate the sale, transfer, conveyance and assignment of such Purchased Loan.

        In addition, with respect to each Purchased Loan, Seller shall deliver an instruction letter from Seller to either the Mortgagor or the borrower under such Purchased Loan or the servicer with respect to such Purchased Loan, instructing the Mortgagor, the borrower or the servicer, as applicable, to remit all sums required to be remitted to the holder of such Purchased Loan under the loan documents to the Depository for deposit in the Collection Account or as otherwise directed in a written notice signed by Seller and Buyer, if Buyer so requires.

        From time to time, Seller shall forward to the Custodian any original documents or additional documents it may obtain evidencing any assumption, modification, consolidation or extension of a Purchased Loan approved in accordance with the terms of this Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents as Buyer shall request from time to time. With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Buyer a true copy thereof with an officer's certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. Seller shall deliver such original documents to the Custodian promptly when they are received. With respect to all of the Purchased Loans delivered by Seller to Buyer or its designee (including the Custodian), Seller shall execute an omnibus power of attorney substantially in the form of
Exhibit V attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to (i) complete and record the Assignment of Mortgage, (ii) complete the endorsement of the Mortgage Note or Mezzanine Note and (iii) take such other steps as may be necessary or desirable to enforce Buyer's rights against such Purchased Loans and the related Purchased Loan Files and the Servicing Records. Buyer shall deposit the Purchased Loan Files representing the Purchased Loans, or direct that the Purchased Loan Files be deposited directly, with the Custodian. The Purchased Loan Files shall be maintained in accordance with the Custodial Agreement. Any Purchased Loan Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Loan File and the originals of the Purchased Loan File not delivered to Buyer or its designee. The possession of the Purchased Loan File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Loan, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Loan to Buyer. Seller or its designee (including the Custodian) shall release its custody of the Purchased Loan File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Loans or is in connection with a repurchase of any Purchased Loan by Seller.

        (c) Unless an Event of Default shall have occurred and be continuing, except as otherwise provided in Section 12(e) of this Agreement, Buyer shall exercise all voting and corporate rights with respect to the Purchased Loans in accordance with Seller's written instructions; provided, however, that Buyer shall not be required to follow Seller's instructions concerning any vote or corporate right if doing so would, in Buyer's good faith business judgment, impair the Purchased Loans or be inconsistent with or result in any violation of any provision of the Transaction Documents. Upon the occurrence and during the continuation of an Event of Default, Buyer shall be entitled to exercise all voting and corporate rights with respect to the Purchased Loans without regard to Seller's instructions (including, but not limited to, if an Act of Insolvency shall occur with respect to Seller, to the extent Seller controls or is entitled to control selection of the special servicer, Buyer may transfer such special servicing to an entity satisfactory to Buyer).

        (d) In the event that any portion of the Purchased Loans consists of or is secured by a letter of credit, Seller shall promptly, and in any event within two (2) Business Days after becoming a beneficiary thereunder, notify Buyer thereof and enter into a tri-party agreement with Buyer and the issuer and/or confirming bank with respect to the "letter-of-credit rights" (within the meaning of the UCC) assigning such letter-of-credit rights to Buyer and directing all payments thereunder to the Collection Account, all in form and substance satisfactory to Buyer. In the event that any portion of the Purchased Loans consists of "electronic chattel paper" (within the meaning of the UCC) or "transferable records" (within the meaning of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce
Act), Seller shall take all steps necessary to grant Buyer control thereof.

8.      SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED LOANS

        (a) Title to all Purchased Loans shall pass to Buyer in accordance with this Agreement on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Loans. Nothing in this Agreement, the Intercreditor Agreement, or any other Transaction Document shall preclude Buyer from engaging in repurchase or financing transactions with the Purchased Loans or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Loans, but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Loans to Seller pursuant to Sections 3 or 11 of this Agreement or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 5 hereof of this Agreement.

        (b) Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Loans delivered to Buyer by Seller. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Loan shall remain in the custody of Seller or an Affiliate of Seller.

9.      SUBSTITUTION; SEGREGATION OF DOCUMENTS RELATING TO ELIGIBLE LOANS

        (a) Substitution of Eligible Loans is subject to satisfaction of the conditions to the acquisition of the related Purchased Loan and payment of the Exit Fee in respect of the Purchased Loan for which substitution is being made.

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

        (b) All documents relating to Purchased Loans in the possession of Seller shall be segregated from other documents and securities in its possession and shall be identified as being subject to this Agreement. Ownership of all Purchased Loans shall pass to Buyer and nothing in this Agreement shall preclude Buyer from engaging in repurchase or financing transactions with the Purchased Loans or otherwise pledging or hypothecating the Purchased Loans, but no such transaction shall relieve Buyer of its obligations to resell and transfer Purchased Loans to Seller pursuant to the terms of this Agreement.

10.     REPRESENTATIONS

        (a) Buyer and Seller each represents and warrants, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, to the other that:

                        (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance;

                        (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);

                        (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal);

                        (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect;

                        (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected; and

                        (vi) the person signing this Agreement on its behalf is
                duly authorized to do so on its behalf (or on behalf of any disclosed principal).

        (b) Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Loans by Buyer from Seller and as of the date of this Agreement and at all times while this Agreement and any Transaction thereunder is in full force and effect:

                        (i) Organization. Seller is a Special-Purpose Entity, duly organized, validly existing and in good standing under the laws and regulations of the state of Seller's organization and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller's business. Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed

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

                to be conducted, and has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.

                        (ii) Due Execution; Enforceability. The Transaction Documents have been duly executed and delivered by Seller, for good and valuable consideration. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors' rights generally and to equitable principles.

                        (iii) Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the formation, organizational or other governing documents of Seller, (ii) any material contractual obligation to which Seller is now a party or the rights under which have been assigned to Seller or the obligations under which have been assumed by Seller or to which the assets of Seller are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (iii) any material judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or (iv) any applicable Requirement of Law. Seller has all necessary licenses, permits and other consents from Governmental Authorities necessary to acquire, own and sell the Purchased Loans and for the performance of its obligations under the Transaction Documents.

                        (iv) Litigation: Requirements of Law. There is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Seller, threatened against Seller or any of their respective assets, nor is there any action, suit, proceeding, investigation, or arbitration pending or threatened against Seller which may result in any material adverse change in the business, operations, financial condition, properties, or assets of Seller, or which may have an adverse effect on the validity of the Transaction Documents or the Purchased Loans or any action taken or to be taken in connection with the obligations of Seller under any of the Transaction Documents. Seller is in compliance in all material respects with all Requirements of Law. Seller is not in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

                        (v) Good Title to Purchased Loans. Immediately prior to the purchase of any Purchased Loans by Buyer from Seller, such Purchased Loans are free and clear of any lien, encumbrance or impediment to transfer (including any "adverse claim" as defined in Section 8-102(a)(l) of the UCC), and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Loans to Buyer and, upon transfer of such Purchased Loans to Buyer, Buyer shall be the owner of such Purchased Loans free of any adverse claim created by Seller or its Affiliates. In the event the related Transaction is recharacterized as a secured financing of the Purchased Loans, the provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all rights, title and interest of Seller in, to and under the Purchased Loans and Buyer shall have a valid, perfected first priority security interest in the Purchased Loans.

                        (vi) No Default. No Default or Event of Default exists under or with respect to the Transaction Documents.

                        (vii) Representations and Warranties Regarding Purchased Loans; Delivery of Purchased Loan File. Seller represents and warrants to Buyer that each Purchased Loan sold hereunder and each pool of Purchased Loans sold in a Transaction hereunder, as of each Purchase Date for a Transaction conform to the applicable representations and warranties set forth in
                Exhibit VI attached hereto, except as disclosed to Buyer in writing prior to the related Purchase Date for the Transaction in which such Purchased Loan is purchased by Buyer. It is understood and agreed that the representations and warranties set forth in Exhibit VI hereto, if any, shall survive delivery of the respective Purchased Loan File to Buyer or its designee (including the Custodian). With respect to each Purchased Loan, the Mortgage Note or Mezzanine Note, the Mortgage (if any), the Assignment of Mortgage (if any) and any other documents required to be delivered under this Agreement and the Custodial Agreement for such Purchased Loan have been delivered to Buyer or the Custodian on its behalf. Seller or its designee is in possession of a complete, true and accurate Purchased Loan File with respect to each Purchased Loan, except for such documents the originals of which have been delivered to the Custodian.

                        (viii) Adequate Capitalization: No Fraudulent Transfer. Seller has, as of such Purchase Date, adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. Seller has not become, or is presently, financially insolvent nor will Seller be made insolvent by virtue of Seller's execution of or performance under any of the Transaction Documents within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction. Seller has not entered into any Transaction Document or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

                        (ix) Consents. No consent, approval or other action of, or filing by Seller with, any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable).

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

                        (x)     Ownership. Seller does not have any
                stockholders, partner, members or other holders of ownership interests other than as set forth on Exhibit XI attached hereto is a true, complete and correct ownership chart for Seller.

                        (xi) Organizational Documents. Seller has delivered to Buyer certified copies of its formation, organizational and other governing documents, together with all amendments thereto.

                        (xii) No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with the Purchased Loans, and (ii) no agreements on the part of Seller to issue, sell or distribute the Purchased Loans.

                        (xiii) Federal Regulations. Seller is not (A) an "investment company," or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended, or (B) a "holding company," or a "subsidiary company of a holding company," or an "affiliate" of either a "holding company" or a "subsidiary company of a holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                        (xiv) Taxes. Seller has filed or caused to be filed all tax returns which to the knowledge of Seller would be delinquent if they had not been filed on or before the date hereof and has paid all taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority; no tax liens have been filed against any of Seller's assets and, to Seller's knowledge, no claims are being asserted with respect to any such taxes, fees or other charges.

                        (xv) ERISA. Seller does not have any Plans or any ERISA Affiliates and makes no contributions to any Plans or any Multiemployer Plans.

                        (xvi) Judgments/Bankruptcy. Except as disclosed in writing to Buyer, there are no judgments in an amount in excess of $250,000 against Seller unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to Seller.

                        (xvii) Full and Accurate Disclosure. No information contained in the Transaction Documents, or any written statement furnished by or on behalf of Seller pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                        (xviii) Financial Information. All financial data
                concerning Seller and the Purchased Loans that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects and has been prepared in accordance with GAAP. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Seller or the Purchased Loans, or in the results of operations of Seller, which change is reasonably likely to have in a material adverse effect on Seller.

                        (xix) Place of Incorporation. Seller's place of incorporation is the State of Delaware. The location where Seller keeps its books and records, including all computer tapes and records relating to the Eligible Loans, is the address set forth in Section 16 of this Agreement.

        (c) On the Purchase Date for any Transaction, Seller shall be deemed to have made all of the representations set forth in Section 10(b) of this Agreement as of such Purchase Date.

11.     NEGATIVE COVENANTS OF SELLER

        On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller shall not without the prior written consent of Buyer:

        (a) take any action which would directly or indirectly impair or adversely affect Buyer's title to or security interest in the Purchased Loans;

        (b) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Purchased Loans (or any of them) to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Loans (or any of them) with any Person other than Buyer;

        (c) create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Loans, except as described in Section 6 of this Agreement;

        (d) create, incur or permit to exist any lien, encumbrance or security interest in or on any of the other Purchased Loans subject to the security interest granted by Seller pursuant to Section 6 of this Agreement;

        (e) modify or terminate any of the organizational documents of Seller;

        (f)     allow any Change of Control;

        (g) None of the Purchase Price for any Purchased Loan will be used either directly or indirectly to acquire any security, as that term is defined in Regulation T of the Regulations of the Board of Governors of the Federal Reserve System, and Seller has not taken any action that might cause any Transaction to violate any regulation of the Federal Reserve Board;

        (h) after the occurrence and during the continuation of any Default or Event of Default, make any distribution, payment on account of, or set apart assets for any equity or ownership interest of Seller, or for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or ownership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect to any equity or ownership interest of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller; provided, that the foregoing shall not restrict Seller from making distributions, from assets other than the Purchased Loans, required to maintain Seller's status under the Code as a real estate investment trust ("REIT") within the meaning of Section 856 through 860 of the Code, in the event Seller then qualifies as a REIT under the Code; or

        (i) with respect to Purchased Loans, file a financing statement, or an amendment or termination statement with respect to a financing statement, except as approved by Buyer in each instance.

12.     AFFIRMATIVE COVENANTS OF SELLER

        (a) Seller shall promptly notify Buyer of any material adverse change in its business operations and/or financial condition; provided, however, that nothing in this Section 12 shall relieve Seller of its obligations under this Agreement.

        (b) Seller shall provide Buyer with copies of such documents as Buyer may request evidencing the truthfulness of the representations set forth in Section 10 of this Agreement.

        (c) Seller (1) shall defend the right, title and interest of Buyer in and to the Purchased Loans against, and take such other action as is necessary to remove, the liens, security interests, claims and demands of all Persons (other than security interests by or through Buyer) and (2) shall, at Buyer's request, take all action reasonably necessary to ensure that Buyer will have a first priority security interest in the Purchased Loans subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.

        (d) Seller shall notify Buyer and the Depository of the occurrence of any Default or Event of Default with respect to Seller as soon as possible but in no event later than one (1) Business Day after obtaining actual knowledge of such event.

        (e) To the extent that Seller is empowered to do so Seller shall cause the special servicer rating of the special servicer with respect to all mortgage loans underlying Purchased Loans to be no lower than "above average" by Standard & Poor's.

        (f) Seller shall promptly (and in any event not later than two (2) Business Days following receipt) deliver to Buyer any other information with respect to the Purchased Loans as may be reasonably requested by Buyer from time to time.

        (g) Seller will permit Buyer or its designated representative to inspect Seller's records with respect to the Purchased Loans and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer or its designated representative, at such reasonable times and with reasonable frequency, and to make copies of extracts of any and all thereof, subject to the terms of any confidentiality agreement between Buyer and Seller.

        (h) If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for the Purchased Loans, or otherwise in respect thereof, Seller shall accept the same as Buyer's agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer in the exact form received, duly endorsed by Seller to Buyer, if required, together with an undated bond power covering such certificate duly executed in blank to be held by Buyer hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Loans shall be received by Seller, to the extent otherwise required under this Agreement, Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of Seller, as additional collateral security for the Transactions.

        (i) At any time from time to time upon request of Buyer, at the sole expense of Seller, Seller will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest granted hereunder and of the rights and powers herein granted (including, among other things, filing such Uniform Commercial Code financing statements as Buyer may reasonably request). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument, negotiable document, certificated security or chattel paper, such note, instrument, document, security or chattel paper shall be immediately delivered to Buyer, duly endorsed in a manner satisfactory to Buyer, to be held as Collateral pursuant to this Agreement. Seller hereby irrevocably authorizes Buyer at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (1) indicate the Collateral (i) as all of the Purchased Loans, regardless of whether any particular asset comprised in the Collateral falls within the scope of
Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (2) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Seller is an organization, the type of organization and any organization identification number issued to Seller, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Seller agrees to furnish any such information to Buyer promptly upon request. Seller also ratifies its authorization for Buyer to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

        (j) Seller shall provide Buyer with the following financial and reporting information:

                        (i) As soon as available and in any event not later than three (3) Business Days after the Parent Company files its quarterly report on Form 10-Q with the SEC, a copy of the Parent Company's unaudited consolidated statements of income and statements of changes in cash flow for such quarter and balance sheets as of the end of such quarter (which statements and balance sheets shall separately break out the statements of income and changes in cash flow and balance sheets of Seller), in each case presented fairly in accordance with GAAP and certified as being true and correct by an officer's certificate;

                        (ii) As soon as available and in any event not later than three (3) Business Days after the Parent Company files its annual report on Form 10-K with the SEC, a copy of the Parent Company's audited consolidated statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year (which statements and balance sheets shall separately break out the statements of income and changes in cash flow and balance sheets of Seller), in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of a nationally recognized independent certified public accounting firm consented to by Buyer;

                        (iii) As soon as available and in any event not later than three (3) Business Days of the date the Parent Company files its quarterly report on Form 10-Q with the SEC, an officer's certificate from Seller addressed to Buyer certifying that, as of such calendar month, (x) Seller is in compliance with all of the terms, conditions and requirements of this Agreement, and (y) no Event of Default exists;

                        (iv) within 15 days after the last day of each calendar month in any fiscal year, any and all property level financial information with respect to the Purchased Loans that is in the possession of Seller or an Affiliate, or such other information as may be mutually determined and agreed upon in writing by both Buyer and Seller, including, without limitation, rent rolls and income statements; and

                        (v) (A) Within 15 days after each month end, a monthly reporting package containing all information set forth on Exhibit III attached hereto, and (B) within five (5) Business Days of Seller's receipt, a copy of all financial and other reporting information from time to time furnished to Seller by the Mortgagors and/or other obligors pursuant to the applicable Mortgage or other documents evidencing a Purchased Loan, or furnished to Seller by a party to an Intercreditor Agreement.

        (k) Seller shall at all times comply in all material respects with all laws, ordinances, rules and regulations of any federal, state, municipal or other public authority having jurisdiction over Seller or any of its assets and Seller shall do or cause to be done all things reasonably necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

        (l) Seller shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

        (m) Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. Seller shall pay and discharge all taxes, levies, liens and other charges on its assets and on the Purchased Loans that, in each case, in any manner would create any lien or charge upon the Purchased Loans, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

        (n) Seller shall advise Buyer in writing of any change of its place of incorporation and of any change in Seller's name or the places where the books and records pertaining to the Purchased Loans are held not less than fifteen (15) Business Days prior to taking any such action.

        (o) Seller will maintain records with respect to the Purchased Loans and the conduct and operation of its business with no less a degree of prudence than if the Purchased Loans were held by Seller for its own account and will furnish Buyer, upon request by Buyer or its designated representative, with information reasonably obtainable by Seller with respect to the Purchased Loans and the conduct and operation of its business.

        (p) Seller shall notify Buyer in writing on the fifth (5th) Business Day of each month of any intercompany transfers that occurred in the prior month that resulted in the creation of, or an increase or decrease in the amount of, the obligations of any Affiliate to Seller.

        (q) Seller shall provide Buyer with access to operating statements, the occupancy status and other property level information, with respect to the Mortgaged Properties, plus any such additional reports as Buyer may reasonably request.

        (r) Seller hereby covenants and agrees that all interest and original issue discount received or accrued with respect to the Purchased Loans shall be treated as portfolio interest within the meaning of Sections 871(h) and 881(c) of the Internal Revenue Code, as amended, and no amount will be required to be deducted from any remittance on the Purchased Loans on account of withholding tax or otherwise.

13.     SPECIAL PURPOSE ENTITY

        Seller hereby represents and warrants to Buyer, and covenants with Buyer, that as of the date hereof and so long as any of the Transaction Documents shall remain in effect:

        (a) It is and intends to remain solvent and it has paid and will pay its debts and liabilities (including employment and overhead expenses), if any, from its own assets as the same shall become due.

        (b) It has complied and will comply with the provisions of its formation, organizational and other governing documents as such documents may be amended from time to time.

        (c) It has done or caused to be done and will do all things necessary to observe corporate formalities and to preserve its existence.

        (d) It has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates, its shareholders and any other Person (except to the extent consolidation is required under United States generally accepted accounting principles consistently applied as in effect from time to time or as a matter of law) and file its own tax returns (except to the extent consolidation is required or permitted under applicable law).

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

        (e) It has been, is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name and shall not hold itself out or its Affiliates as a division or part of the other.

        (f) It has not owned and will not own any property or any other assets other than the Purchased Loans, loans made to its shareholder as permitted under the terms of this Agreement, cash and its interest under any associated Hedging Transactions, the Transaction Documents and any and all agreements and documents in any way relating to the Purchased Loans and any such loan made to its shareholder.

        (g) It has not engaged and will not engage in any business other than the acquisition, ownership, financing and disposition of Purchased Loans in accordance with the applicable provisions of the Transaction Documents.

        (h) It has not entered into, and will not enter into, any contract or agreement with any of its Affiliates, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with Persons other than such Affiliate; provided, however, that any loan made to its shareholder as permitted under and in accordance with the terms of this Agreement shall be deemed to be made upon terms and conditions that are intrinsically fair and similar to those that would be available on a arm's-length basis.

        (i) It has not incurred and will not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (A) obligations under the Transaction Documents, (B) obligations under the agreements and documents evidencing, securing or in any other way relating to the Purchased Loans, (C) customary representations, warranties, indemnities and other agreements in connection with the origination, acquisition, servicing, collection, enforcement, financing, participation, securitization, sale or other disposition of the Purchased Loans, (D) obligations under zoning and other governmental regulations, rules, prohibitions and ordinances and proposed restrictions, covenants, conditions, limitations, easements, rights-of-way and other matters existing of public record or proposed to be recorded or filed in the future governing or affecting mortgaged real property or that may otherwise require the consent of or joinder by a mortgagee, and (E) unsecured trade payables, in an aggregate amount not to exceed $100,000 at any one time outstanding, incurred in the ordinary course of originating, acquiring, owning, servicing, collecting, enforcing, selling, securitizing, financing and disposing of Purchased Loans; provided, however, that any such trade payables incurred by Seller shall be paid within 90 days of the date incurred.

        (j) It has not made and will not make any loans or advances to any other Person other than as described in this Section 13, other than Eligible Loans which are part of the Purchased Loans, and shall not acquire obligations or securities of any Affiliate or any other Person (other than Eligible Loans which are part of the Purchased Loans).

        (k) It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

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

        (l) It shall not, and shall not permit the Parent Company to, seek its dissolution, liquidation or winding up, in whole or in part, or consent to any Change of Control, or consolidate or merge with any other Person.

        (m) It will not commingle its funds and other assets with those of any of its Affiliates or any other Person.

        (n) It has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its Affiliates or any other Person.

        (o) It has not held and will not hold itself out to be responsible for the debts or obligations of any other Person.

        (p) It has not amended the provisions of its formation, organizational and other governing documents, and shall inform Buyer of any other amendment to such documents or its by laws.

        (q) It shall, within 10 days of the filing of its formation, organizational and other governing documents, elect, and thereafter maintain, an Independent Director as a member of its board of directors.

        (r) Except with the authorization and direction of its Independent Director, it shall not take, and shall not consent to its shareholder taking any of the following actions: (i) dissolve or liquidate, in whole or in part; (ii) consolidate or merge with or into any other Person; or convey or transfer all or substantially all of its properties and assets to any Person; or (iii) institute any proceeding to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code or consent to the filing of any such petition or to the appointment of a receiver, rehabilitator, conservator, liquidator, assignee, trustee or sequestrator (or other similar official) of the Seller or its shareholder or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing.

        (s) It has not and will not enter into any transaction with an Affiliate not in the ordinary course of the Seller's business; provided, however, that any unsecured loan made by the Seller to the Parent Company shall be deemed to be in the ordinary course of the Seller's business so long as such loan is not in excess of the aggregate of any Income in respect of the Purchased Loans which has been distributed to Seller pursuant to Section 5 herein. Any such loans shall be subordinated to any obligations of Seller to Buyer.

        In the event that a loan is made by Seller to the Parent Company, such loan shall be immediately payable in full if either of the following events shall occur:

                        (i)     an Event of Default under this Agreement; or

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

                        (ii) a downgrade of the credit rating of the long-term debt obligations or short-term debt obligations of LNR Property Corporation.

        Seller agrees to give Buyer prompt notice of any downgrade of the credit rating of the long-term debt obligations or short-term debt obligations of LNR Property Corporation.

        (t) Not consent to the withdrawal of its shareholder as its sole equity owner.

        (u) It has and shall have no liabilities, contingent or otherwise, other than those normal and incidental to the acquisition, origination, ownership, management, servicing, administration, collection, enforcement, financing, securitization, sale and disposition of the Purchased Loans.

        (v) It has conducted and shall conduct its business consistent with the requirements of being a Special-Purpose Entity.

        (w)     It shall not maintain any employees.

        (x) Upon request by Buyer, it shall promptly amend its formation, organizational and other governing documents to reflect the provisions of this
Section 13.

14.     EVENTS OF DEFAULT; EVENT OF TERMINATION

        (a) Each of the following shall constitute an "Event of Default" under this Agreement:

                        (i) either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim of any of the Purchased Loans, or (B) if a Transaction is recharacterized as a secured financing, the Transaction Documents with respect to any Transaction shall for any reason cease to create a valid first priority security interest in favor of Buyer in any of the Purchased Loans;

                        (ii) in the event that Buyer or any of its Affiliates is a party to any Hedging Transaction and a default or breach occurs thereunder on the part of Seller or any of its Affiliates which results in the early termination of such Hedging Transaction or otherwise is not cured within the cure period for such default or breach provided under the terms and conditions of such Hedging Transaction;

                        (iii)   failure of Buyer to receive no later than one
                (1) Business Day following any Remittance Date the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (including, without limitation, in the event the Income paid or distributed on or in respect of the Purchased Loans is insufficient to make such payment and Seller does not make such payment or cause such payment to be made);

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

                        (iv) failure of Buyer to receive the Repurchase Price for any Purchased Loans on the date the same is due under this Agreement (whether on the Repurchase Date, Early Repurchase Date or otherwise as provided herein);

                        (v) failure of Seller to make any other payment (i.e., a payment of a type not specified in any other clause of this Section 14) owing to Buyer which has become due, whether by acceleration or otherwise under the terms of this Agreement which failure is not remedied within the applicable period in the case of a failure pursuant to Section 4 or three Business Days in the case of any other such failure;

                        (vi) any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller, which suspension has a material adverse effect on the financial condition or business operations of Seller, taken as a whole;

                        (vii) Buyer shall have determined, in the exercise of its good faith business judgment, (A) that there has been a material adverse change in the business, operations, corporate structure or financial condition, creditworthiness or prospects, taken as a whole, of Seller; (B) that Seller will not meet or has breached any of its obligations under any Transaction pursuant to any of the Transaction Documents; or (C) that a material adverse change in the financial or legal condition of Seller may occur due to the pendency or threatened pendency of a material legal action against Seller;

                        (viii) a Change of Control or an Act of Insolvency shall have occurred with respect to Seller;

                        (ix) any representation made by Seller hereunder shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

                        (x) a final judgment by any competent court in the United States of America for the payment of money in an amount greater than $250,000 shall have been rendered against Seller, and remained undischarged or unpaid for a period of thirty (30) days, during which period execution of such judgment is not effectively stayed;

                        (xi) if Seller or Buyer shall breach or fail to perform any of the terms, covenants, obligations or conditions of this Agreement, other than as specifically otherwise referred to in this definition of "Event of Default", and such breach or failure to perform is not remedied within five (5) Business Days;

                        (xii) Seller shall have defaulted or failed to perform under any other note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction to which it is a party, which default (A) involves the failure to pay a matured obligation in excess of $250,000, or (B) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract agreement or transaction, or Seller shall breach any covenant or condition, shall fail to perform, admits its inability to perform or state its intention not to perform its obligations under any Transaction or in respect of any repurchase agreement, reverse repurchase agreement, securities contract or derivative transaction with any party.

Notwithstanding anything to the contrary herein, for purposes of this Section 14(a), an Event of Default with respect to one Buyer shall not be an Event of Default with respect to the other Buyer.

        (b) At the option of Buyer, exercised by written notice to Seller, in the event that the senior debt obligations or short-term debt obligations of The Bear Stearns Companies Inc. shall be rated below the four highest generic grades (without regard to any pluses or minuses reflecting gradations within such generic grades) by any nationally recognized statistical rating organization, Seller shall pay to Buyer the then outstanding Repurchase Price in twelve (12) monthly installments, which shall be as equal in amount as possible. In the event that there are less than twelve (12) months outstanding with respect to a Transaction, Seller shall pay to Buyer 1/12 of the remaining outstanding Repurchase Price on a monthly basis, with the entire balance paid back to Buyer within twelve (12) months. In the event that Buyer delivers such notice to Seller, Buyer shall not be required to enter into any Transactions under this Agreement.

15.     REMEDIES

        If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Buyer:

                        (i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the "Accelerated Repurchase Date").

                        (ii) If Buyer exercises or is deemed to have exercised the option referred to in Section 15(i) of this
                Agreement:

                                (A)     Seller's obligations hereunder to
                                        repurchase all Purchased Loans shall
                                        become immediately due and payable on
                                        and as of the Accelerated Repurchase
                                        Date;

                                (B) to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be the Price Differential prior to the date of Seller's default plus - basis points; and

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

                                (C) the Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents than held by the Custodian relating to the Purchased Loans.

                        (iii) Upon the occurrence of an Event of Default with respect to Seller, Buyer may (A) immediately sell, at a public or private sale at such price or prices as Buyer may deem satisfactory any or all of the Purchased Loans or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Loans, to give Seller credit for such Purchased Loans in an amount equal to the Market Value of such Purchased Loans against the aggregate unpaid Repurchase Price for such Purchased Loans and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Loans effected pursuant to this Section 15(iii) shall be applied, (w) first, to the costs and expenses incurred by Buyer in connection with Seller's default; (x) second, to consequential damages, including, but not limited to, costs of cover and/or Hedging Transactions, if any; (y) third, to the Repurchase Price; and (z) fourth, to any other outstanding obligation of Seller to Buyer or its Affiliates.

                        (iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Loans may not be liquid. In view of the nature of the Purchased Loans, the parties agree that liquidation of a Transaction or the Purchased Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Loans, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Loans on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.

                        (v) Seller shall be liable to Buyer for (A) the amount of all expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default with respect to Seller, (B) consequential damages, including, without limitation, all costs incurred in connection with covering transactions or Hedging Transactions, and (C) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default with respect to Seller.

                        (vi) Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the

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

                foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Loans against all of Seller's or Seller's Affiliates obligations to Buyer, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency.

                        (vii) Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which Buyer may have.

                        (viii) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Loans, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

                        (ix) To the extent that applicable law imposes duties on Buyer to exercise remedies in a commercially reasonable manner, Seller acknowledges and agrees that it is not commercially unreasonable for Buyer (i) to fail to incur expenses reasonably deemed significant by Buyer to prepare the Purchased Loans for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Purchased Loans to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Purchased Loans to be collected or disposed of, (iii) to fail to exercise collection remedies against Persons obligated on the Purchased Loans or to remove liens on or any adverse claims against the Purchased Loans, (iv) to exercise collection remedies against Persons obligated on the Purchased Loans directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of the Purchased Loans through publications or media of general circulation, whether or not the Purchased Loans are of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Seller, for expressions of interest in acquiring all or any portion of such Purchased Loans, (vii) to hire one or more professional auctioneers to assist in the disposition of the Purchased Loans, whether or not the Purchased Loans are of a specialized nature, (viii) to dispose of the Purchased Loans by utilizing internet sites that provide for the auction of assets of the types included in the Purchased Loans or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Buyer against risks of loss, collection or disposition of the Purchased Loans or to provide to Buyer a guaranteed return from the collection or

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

                disposition of the Purchased Loans, or (xii) to the extent deemed appropriate by Buyer, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Buyer in the collection or disposition of any of the Purchased Loans. Seller acknowledges that the purpose of this
                Section 15(ix) is to provide non-exhaustive indications of what actions or omissions by Buyer would not be commercially unreasonable in Buyer's exercise of remedies against the Purchased Loans and that other actions or omissions by Buyer shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 15(ix). Without limitation upon the foregoing, nothing contained in this Section 15(ix) shall be construed to grant any rights to Seller or to impose any duties on Buyer that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 15(ix).

                        (x) Buyer shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, Seller, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the obligations of Seller hereunder or to pursue or exhaust any of its rights or remedies with respect to any Purchased Loans therefor or any direct or indirect guarantee thereof. Buyer shall not be required to marshal the Purchased Loans or any guarantee of the obligations of Seller hereunder or to resort to the Purchased Loans or any such guarantee in any particular order, and all of its rights hereunder or under any other document or instrument executed in connection herewith shall be cumulative. To the extent it may lawfully do so, Seller absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Buyer, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Purchased Loans made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

                        (xi) Seller hereby appoints Buyer as attorney-in-fact of Seller for the purpose, after the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest so long as any Transaction remains outstanding.

16.     NOTICES AND OTHER COMMUNICATIONS

        All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery,
(b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a),

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

(b) or (c) above, to the address specified below or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section:

        if to Buyer:    Bear Stearns Commercial Mortgage, Inc.
                        383 Madison Avenue
                        New York, New York 10179
                        Attn:            Eileen Albus
                        Telephone:       (212) 272-7502
                        Fax:             (212) 272-2053

                        Bear, Stearns Funding, Inc.
                        383 Madison Avenue
                        New York, New York 10179
                        Attn:            Eileen Albus
                        Telephone:       (212) 272-7502
                        Fax:             (212) 272-2053

        with a copy to:

                        Sidley Austin Brown & Wood LLP
                        787 Seventh Avenue
                        New York, New York  10019
                        Attn:            Michael P. Peck
                        Telephone:       (212) 839-5576
                        Fax:             (212) 839-5599

                        if to Seller:    DSHI BEEBE, INC.
                                         c/o LNR Property Corporation
                                         1601 Washington Street, Suite 800
                                         Miami Beach, Florida 33139
                        Attn:            Shelly Rubin
                        Telephone:       (305) 695-5500
                        Fax:             (305) 695-5449

        with a copy to:

                        Bilzin Sumberg Baena Price & Axelrod LLP
                        2500 First Union Financial Center
                        200 South Biscayne Boulevard
                        Miami, Florida 33131-2336
                        Attention: Robert M. Siegel, Esquire
                        Telephone: (305) 350-2421
                        Fax: (305) 351-2257

        A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered or the first attempted

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

delivery on a Business Day, (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.

17.     NON-ASSIGNABILITY

        (a) The rights and obligations of the parties under the Transaction Documents and under any Transaction shall not be assigned by either party without the prior written consent of the other party; provided, however, that Buyer may assign its rights and obligations under the Transaction Documents and/or under any Transaction, without the prior written consent of Seller.

        (b) Buyer shall be entitled to issue one or more participation interests with respect to any or all of the Transactions.

        (c) Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

18.     GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

        (a) This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

        (b) Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

        (c) Each party hereby irrevocably waives, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. Each party hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 18 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.

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

        (d) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

19.     NO RELIANCE

        Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

        (a) It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents.

        (b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

        (c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

        (d) It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

        (e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial, accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

20.     INDEMNITY

        Seller hereby agrees to indemnify Buyer, Buyer's designee and each of its officers, directors, employees and agents ("Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Purchased Loans or in connection with any of the transactions contemplated by this Agreement and the documents delivered in connection herewith, other than income taxes of Buyer), fees, costs, expenses (including reasonable attorneys' fees and disbursements) or disbursements (all of the foregoing, collectively "Indemnified Amounts") which may at any time (including, without

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

limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement or any Transactions thereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party or with respect to any Purchased Loan, for or in connection with any matters arising from events which occurred prior to the Original Purchase Date thereof. Without limiting the generality of the foregoing, Seller agrees to hold Buyer harmless from and indemnify Buyer against all Indemnified Amounts with respect to all Purchased Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results after the Original Purchase Date from anything other than Buyer's gross negligence or willful misconduct. In any suit, proceeding or action brought by Buyer in connection with any Purchased Loan for any sum owing thereunder, or to enforce any provisions of any Purchased Loan, Seller will save, indemnify and hold Buyer harmless from and against all expense (including, without limitation, reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time after the Original Purchase Date owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse Buyer as and when billed by Buyer for all Buyer's costs and expenses incurred in connection with Buyer's due diligence reviews with respect to the Purchased Loans (including, without limitation, those incurred pursuant to Section 21) and the enforcement or the preservation of Buyer's rights under this Agreement or any Transaction contemplated hereby, including without limitation the reasonable fees and disbursements of its counsel. Seller hereby acknowledges that, the obligation of Seller hereunder is a recourse obligation of Seller.

21.     DUE DILIGENCE

        Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Loan Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Loans in the possession or under the control of Seller, any other servicer or subservicer and/or the Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Loan Files and the Purchased Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Loans. Buyer may underwrite such Purchased Loans itself or engage a third party

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

underwriter to perform such underwriting. Seller agrees to reasonably cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall reimburse Buyer for any and all out-of-pocket costs and expenses reasonably incurred by Buyer in connection with Buyer's activities pursuant to this Section 21, including, without limitation, reasonable attorneys' fees and expenses.

22.     SERVICING

        (a) Notwithstanding the purchase and sale of the Purchased Loans hereby, Seller shall continue to cause the Purchased Loans to be serviced for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Loans prior to the Repurchase Date pursuant to Section 8, Buyer's assigns.

        (b) Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements (the "Servicing Agreements"), files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Loans (the "Servicing Records") so long as the Purchased Loans are subject to this Agreement. Seller grants Buyer a security interest in all servicing fees and rights of Seller relating to the Purchased Loans and all Servicing Records to secure the obligation of Seller or its designee to service in conformity with this Section and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer's request.

        (c) Upon the occurrence and continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Loans on a servicing released basis or (ii) terminate Seller or any sub-servicer of the Purchased Loans with or without cause, in each case without payment of any termination fee.

        (d) Seller shall not employ sub-servicers to service the Purchased Loans without the prior written approval of Buyer. If the Purchased Loans are serviced by a sub-servicer, Seller shall irrevocably assign all rights, title and interest in the Servicing Agreements in the Purchased Loans to Buyer.

        (e) Seller shall cause any sub-servicers engaged by Seller to execute a letter agreement with Buyer acknowledging Buyer's security interest and agreeing that it shall deposit all Income with respect to the Purchased Loans in the Collection Account.

        (f) To the extent permitted under the servicing agreement the payment of servicing fees shall be subordinate to payment of amounts outstanding under any Transaction and this Agreement.

        (g) The servicer shall service and administer the Purchased Loans in accordance with prudent commercial mortgage loan servicing standards and procedures generally accepted in the commercial mortgage industry. Seller acknowledges that Seller and any operating advisor or

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

special servicer designated by Seller shall be subject to the terms of any applicable intercreditor agreements, loan coordination agreements, pooling and servicing agreements or any similar agreements governing the rights of, and limitations on, senior and subordinated lenders. Seller shall use its reasonable best efforts to provide Buyer with notice of any modification agreement (including modifications to the servicing standards and procedures) simultaneously with entering into any agreement modifying the terms of a Purchased Loan or the related servicing agreement; provided that Seller shall provide Buyer with notice of such modification agreement no later than five (5) Business Days after such modification agreement becomes effective. In the event that (i) any such modification agreement is executed and is not satisfactory to Buyer or (ii) Seller fails to give notice of such modification agreement to Buyer, Buyer shall be entitled (with notice to Seller) to terminate the Transaction affected by such Transaction under this Agreement and the Repurchase Date shall be deemed to immediately occur for such Transactions; provided that the related modification shall be material.

23.     WIRE INSTRUCTIONS

        (a) Any amounts to be transferred by Buyer to Seller hereunder shall be sent by wire transfer in immediately available funds to the account of Seller at:

                Bank:    Bank of America, National Association
                Acct. No.:  1235913467
                ABA #:  121000358

        (b) Any amounts to be transferred by Seller to Buyer hereunder shall be sent by wire transfer in immediately available funds to the account of Buyer at:

                Bank: BankOne National Association/Bear Stearns
                ABA No.:  071 000 013
                Acct. No.:  580-1230
                Attn:  John Garzone

        (c) Amounts other than the Purchase Price for a Mortgage Loan received after 3:00 p.m., New York City time, on any Business Day shall be deemed to have been paid and received on the next succeeding Business Day.

24.     CONFIDENTIALITY

        Each of the parties acknowledges that this Agreement, the Custodial Agreement and the terms of each Transaction are confidential in nature and each such party agrees that, unless otherwise directed by a court or regulatory entity of competent jurisdiction or as may be required by federal or state law (which determination as to federal or state law shall be based upon written advice of counsel), it shall limit the distribution of such documents and the disclosure of such information to its officers, employees, attorneys, accountants and agents as required in order to conduct its business with the other parties hereto. Notwithstanding the foregoing, Buyer shall be permitted to provide a copy of this Agreement and the Custodial Agreement, and shall be permitted to describe the terms of each Transaction, in connection with the re-hypothecation of the Eligible Loans. This Section shall not apply to information which has entered the public

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

domain through means other than a breach of the foregoing covenant by the party seeking to distribute such documents or which the other party has given written permission to disclose.

        Seller hereby acknowledges and agrees that any and all information concerning Seller (the "Information") that is furnished by Seller to Buyer and any of its affiliates may be used and relied upon by any other of Buyer's Affiliates without any liability to Seller to the extent such information is obtained by Buyer or an Affiliate from another of its Affiliates without any liability to Seller, provided, however, that no Information will be used by a Buyer or an Affiliate in violation of federal or state securities laws.

        Seller further acknowledges and agrees that any confidentiality agreement that may now or hereafter exist between Seller and Buyer or an Affiliate shall not preclude the disclosure of any Information between or among Buyer and any of its Affiliates.

25.     SINGLE TRANSACTION

        Buyer and Seller acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and
(iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

26.     NO WAIVERS, ETC.

        No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 4(a) hereof will not constitute a waiver of any right to do so at a later date.

27.     USE OF EMPLOYEE PLAN ASSETS

        (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

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

        (b) Subject to the last sentence of subsection (a) of this Section, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

        (c) By entering into a Transaction pursuant to this Section, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

28.     MISCELLANEOUS

        (a) Time is of the essence under the Transaction Documents and all Transactions thereunder and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in the Transaction Documents.

        (b) All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, Buyer shall have all rights and remedies of a secured party under the Uniform Commercial Code.

        (c) The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument

        (d) The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

        (e) Without limiting the rights and remedies of Buyer under the Transaction Documents, Seller shall pay Buyer's reasonable out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, the Transaction Documents and the Transactions thereunder. Seller agrees to pay Buyer on demand all costs and expenses (including reasonable expenses for legal services of every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Buyer of any obligations of Seller in respect of the Purchased Loans, or any actual or attempted sale, or any exchange, enforcement, collection; compromise or settlement in respect of any of the Eligible Loans and for the custody, care or preservation of the Eligible Loans (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise. In addition, Seller agrees to pay Buyer on demand all reasonable costs and expenses (including reasonable expenses for legal services) incurred in connection with the maintenance of the Collection Account and registering the Eligible Loans in the name of Buyer or its nominee. All such expenses shall be recourse obligations of Seller to Buyer under this Agreement.

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        (f)     Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        (g) The parties acknowledge and agree that although they intend to treat each Transaction as a sale of the Purchased Loans, in the event that such sale shall be recharacterized as a secured financing, this Agreement shall also serve as a security agreement with respect to Buyer's rights in the Collateral. In order to secure and to provide for the prompt and unconditional repayment of the Repurchase Price and the performance of its obligations under this Agreement, Seller hereby pledges to Buyer and hereby grants to Buyer a first priority security interest in all of its rights in the Purchased Loans. Buyer may without Seller's execution, consent or approval, and Seller hereby covenants that it shall at Buyer's request duly execute any Form UCC-1 financing statements as may be required by Buyer in order to perfect its security interest created hereby in such rights and obligations granted above, it being agreed that Seller shall pay any and all fees required to file such financing statements.

        (h) This Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

        (i) The parties understand that this Agreement is a legally binding agreement that may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

        (j) Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

        (k) The parties recognize that each Transaction is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

        (l) Any notice, acknowledgment, statement or certificate (including, without limitation, any Confirmation) given by Buyer to any Seller shall be effective as, and shall be deemed to be, a notice, acknowledgment, statement or certificate given to each and every Seller. Buyer may, without necessity of any inquiry, rely solely upon any notice, acknowledgment, statement or certificate of any of (1) any Seller or (2) any authorized representative of Seller set forth on Exhibit II or otherwise designated by any Seller from time to time, as constituting the joint and several statement and certificate of each and every Seller fully authorized by each and every Seller. Any disbursements of funds to Seller provided for in Section 5 of this Agreement or otherwise in this Agreement or the Transaction Documents shall be deemed properly made to Seller if disbursed to any Seller or its designee.

        (m) In all instances, in the event BSCMI and BSFI agree, in their sole discretion, to enter into Transactions under this Agreement, BSCMI's and BSFI's obligations under such Transactions shall be several and not joint and shall be limited, in each case, to the respective Purchased Loans purchased by each of BSCMI and BSFI in connection with such Transactions.

29.     DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

        The parties acknowledge that they have been advised that:

        (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

        (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

        (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

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

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the 12th day of February 2003.


                                BUYER:

                                BEAR STEARNS COMMERCIAL MORTGAGE, INC.


                                By:   /s/ Michael A. Forastiere
                                   ---------------------------------------------
                                Name: Michael A. Forastiere
                                     -------------------------------------------
                                Title: Managing Director

                                BEAR, STEARNS FUNDING, INC.


                                By:   /s/ Michael A. Forastiere
                                   ---------------------------------------------
                                Name: Michael A. Forastiere
                                     -------------------------------------------
                                Title: Managing Director


                                SELLER:

                                DSHI BEEBE, INC.


                                By:   /s/ Mark T. Briggs
                                   ---------------------------------------------
                                Name: Mark T. Briggs
                                     -------------------------------------------
                                Title: Vice President